Exhibit 10.2

Execution Copy

AMENDMENT NO. 6 TO SPONSORED RESEARCH AGREEMENT

This Amendment No. 6 to Sponsored research Agreement (this “Amendment”) is entered into as of November 13, 2020 (the “Amendment Date”), and made effective as of July 1, 2020 (the “Amendment Effective Date”), by and between Medgenics Medical Israel Ltd. (“Sponsor”), a company organized under the laws of the State of Israel and an indirect wholly owned subsidiary of Cerecor, Inc., a Delaware corporation (“Cerecor”), and The Children’s Hospital of Philadelphia, a non-profit entity organized and existing under the laws of Pennsylvania (“CHOP”). CHOP and Sponsor are sometimes referred to in this Amendment individually as a “Party” or, collectively, as the “Parties.”
Whereas, CHOP and Sponsor are parties to that certain Sponsored Research Agreement dated November 12, 2014, as amended by Amendment No. 1 to Sponsored Research Agreement effective on December 18, 2015, Amendment No. 2 to Sponsored Research Agreement effective on February 16, 2017, Amendment No. 3 to Sponsored Research Agreement effective on March 29, 2019, Amendment No. 4 to Sponsored Research Agreement effective on June 28, 2019, and Amendment No. 5 to Sponsored Research Agreement effective on October 18, 2019 (collectively, the “SRA”);
Whereas, CHOP and Sponsor are parties to that certain License Agreement dated November 12, 2014, as amended by Amendment No. 1 to License Agreement effective on February 14, 2017, Amendment No. 2 to License Agreement effective on March 29, 2019, Amendment No. 3 to License Agreement effective as of June 28, 2019, Amendment No. 4 to License Agreement effective as of October 18, 2019 (“Amendment No. 4 to the License Agreement”), Amendment No. 5 to License Agreement effective as of November 12, 2019 (collectively, the “Existing License Agreement”);
Whereas, Sponsor did not exercise its Extension Option (as described in and pursuant to Amendment No. 4 to the License Agreement) by June 30, 2020, and, on such date the SRA expired, pursuant to which certain of Sponsor’s rights under the Existing License Agreement also expired;
Whereas, CHOP and Sponsor thereafter mutually agreed that Sponsor may nonetheless exercise such expired Extension Option to extend the Exclusivity Period (as defined in the Existing License Agreement) of the Existing License Agreement and nonetheless extend the term of the SRA until June 30, 2021, in each case on the terms and conditions set forth herein;
Whereas, the Parties now wish to amend the terms and conditions of the SRA as set forth in this Amendment; and
Whereas, on the Amendment Date, the Parties are also entering into Amendment No. 6 to License Agreement effective as of July 1, 2020 (“Amendment No. 6 to the License Agreement”) such that all references to the “License Agreement” below refer to the Existing License Agreement as amended by Amendment No. 6 to the License Agreement.
Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.     Extension of Current SRA Term.
Upon timely payment of the November 2020 Extension Option Fee (as defined in Amendment No. 6 to the License Agreement) and execution of this Amendment No. 6 to the SRA, the SRA and Sponsor’s rights under Sections 3.1(i) and 5.2 of the License Agreement (the “Exclusivity Rights”) shall be deemed to have continued in effect without pause or interruption. If Sponsor fails to pay the November 2020 Extension Option Fee, (a) the SRA shall be deemed and hereby is deemed to have expired effective June 30, 2020, and (b) Sponsor shall have no further rights under the SRA, including under Section 2 of this Amendment. For avoidance of doubt, (i) upon any expiration or termination of the SRA, including expiration as a result of Sponsor’s failure to pay the November 2020 Extension Option Fee or (ii) if Sponsor fails to exercise its Extension Option (as defined in the License Agreement), the Exclusivity Rights will automatically terminate. For clarity, as of the Amendment Effective Date, any subsequent extensions of the term of the SRA shall be subject to Section 3.1 of the SRA as amended by this Amendment.
2.    Amendment of Section 3 (Term of Agreement).
(A)    Amendment of Section 3.1, Term. Effective as of the Amendment Effective Date, Section 3.1 of the SRA is hereby amended and restated to read in its entirety as follows. Capitalized terms used but not otherwise defined in this Amendment have the meanings provided in the SRA.
“3.1.    Term. Notwithstanding anything to the contrary herein, the term of this AGREEMENT shall begin on the EFFECTIVE DATE and shall end at 5pm Eastern Time on January 15, 2021. This AGREEMENT may be extended or renewed beyond such date as follows:
(a)    The BUDGET that SPONSOR shall pay CHOP for the conduct of the RESEARCH PROGRAM during the period of July 1, 2020 through January 15, 2021 is equal to $1,500,000. CHOP shall issue to SPONSOR (i) an invoice for $1,250,000 of the BUDGET for each of the months of July, August, September, October and November 2020 promptly and (ii) an invoice in November 2020 for the remaining $250,000 of the BUDGET, and SPONSOR shall pay such amounts within thirty (30) days of receipt of each such invoice.
(b)    SPONSOR has the option to extend the term of this AGREEMENT until June 30, 2021 by notifying CHOP in writing, no later than January 15, 2021, that SPONSOR will fund a BUDGET for sponsored research under this AGREEMENT in an amount greater than or equal to $1,500,000. SPONSOR shall pay such BUDGET in equal monthly installments from January 15, 2021 through June 30, 2021. During the period of January 15, 2021 through June 30, 2021, CHOP shall have no obligation to perform any research that is not described in the RESEARCH PROGRAM and covered by the BUDGET, and any additional research requested by SPONSOR shall be performed upon mutual written agreement of the Parties on a fee-for-service basis. If SPONSOR does not exercise such option by so notifying

CHOP by January 15, 2021, then this AGREEMENT will automatically terminate as of 5pm Eastern Time on January 15, 2021.
(c)    If the term of the SRA is extended until June 30, 2021 pursuant to Section 3.1(b) above, SPONSOR has the option to extend the term of this AGREEMENT until June 30, 2022 by notifying CHOP in writing, no later than March 30, 2021, that SPONSOR will fund a BUDGET for sponsored research under this AGREEMENT in an amount greater than or equal to $3,000,000. SPONSOR shall pay such BUDGET in equal monthly installments from July 1, 2021 through June 30, 2022. If SPONSOR does not exercise such option by so notifying CHOP by March 30, 2021, then this AGREEMENT will automatically terminate as of June 30, 2021. For the avoidance of doubt, the right to extend this AGREEMENT for the period from July 1, 2021 through June 30, 2022 is contingent upon SPONSOR having extended this AGREEMENT for the period of January 15, 2021 through June 30, 2021 pursuant to Section 3.1(b).
(d)    If the term of the SRA is extended until June 30, 2022 pursuant to Section 3.1(c) above, SPONSOR has the option to extend the term of this AGREEMENT until June 30, 2023 by notifying CHOP in writing, no later than March 30, 2022, that SPONSOR will fund a BUDGET for sponsored research under this AGREEMENT in an amount greater than or equal to $3,000,000. SPONSOR shall pay such BUDGET in equal monthly installments from July 1, 2022 through June 30, 2023. If SPONSOR does not exercise such option by so notifying CHOP by March 30, 2022, then this AGREEMENT will automatically terminate as of June 30, 2022. For the avoidance of doubt, the right to extend this AGREEMENT for the period from July 1, 2022 through June 30, 2023 is contingent upon SPONSOR having extended this AGREEMENT for the period of July 1, 2021 through June 30, 2022 pursuant to Section 3.1(c).
(e)    Subject to the foregoing of this Section 3.1, any extension of the term of this AGREEMENT beyond June 30, 2023 will be at CHOP’s sole discretion. For clarity, if CHOP does not agree, at its sole discretion to extend the term of the SRA beyond June 30, 2023, SPONSOR’s rights under Sections 3.1(i) and 5.2 of the License Agreement will automatically terminate.”
3.     Amendment of Section 4.2 (Timing of Payments).
Effective as of the Amendment Effective Date, Section 4.3 of the SRA is hereby amended and restated by adding the following sentence to the end of such Section.
“In any event, SPONSOR shall pay all amounts owed hereunder within thirty (30) days following the date of each invoice for such amounts.”
4.    RESEARCH PROGRAM.
Effective as of the Amendment Effective Date, the RESEARCH PROGRAM for the period ending December 31, 2020 is as described in Attachment A attached to this Amendment.

5.    Representations and Warranties.
    Sponsor hereby represents and warrants to CHOP that, from June 1, 2020 to the Amendment Date, Sponsor has not, and to its knowledge, no third party has or had exercised any rights or obligations granted to Sponsor under the SRA in a manner that violates applicable law or outside the scope of the terms and conditions of the SRA.
6.    Single Instrument.
This Amendment and the SRA, as amended and modified by this Amendment, shall constitute and shall be construed as a single instrument. The provisions of the SRA, as amended and modified by the provisions of this Amendment, are incorporated herein by this reference and are hereby ratified and reaffirmed.
7.     Counterparts.
This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Amendment may be executed by electronic, facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
Signature Page to Follow

In Witness Whereof, the Parties have executed and delivered this Amendment as of the Amendment Effective Date.

THE CHILDREN’S HOSPITAL OF PHILADELPHIA	MEDGENICS MEDICAL ISRAEL LTD.

By: /s/ Charles Bartunek	By: /s/ Michael Cola

Name: Charles Bartunek	Name: Michael Cola

Title: Director, Office of Collaborative and Corporate Research Contracts	Title: Chief Executive Officer

[Signature Page to Amendment No. 6 to Sponsored Research Agreement]

Attachment A
Research Program Description

Scope Of Work
The purpose of this program is to perform sponsored research at the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP) to support existing and future drug development programs of SPONSOR and Cerecor in the areas of immunology, cancer and inborn error of metabolism in the LICENSED FIELD.  As mutually agreed by the Parties from time to time, CAG will work diligently to further biomarker research in support of existing and future programs of SPONSOR and Cerecor and develop and validate new program opportunities within the LICENSED FIELD as follows:
1.CAG will perform genomics work, genotyping, sequencing of DNA and RNA and perform protein measurements and cell based analyses including FACS in support of biomarkers and new drug targets in the LICENSED FIELD.
2.CAG will continue to identify, recruit and expand the patient populations in the LICENSED FIELD.
3.CAG will leverage biobanked samples for cytokine and other biomarker measurements as appropriate to support these programs in the LICENSED FIELD.
4.CAG will perform phenotype analysis leveraging EMR data from all available sources (including CAG collaborators) as appropriate to inform genotype/phenotype relationships in the LICENSED FIELD.
5.CAG will conduct translational research experiments including but not limited to cell based assays, zebrafish and mouse studies and iPSC work as appropriate in support of new target validation and validation of new biomarkers in the LICENSED FIELD.
6.CAG will update SPONSOR weekly on research development and provide written quarterly research reports.
7.CAG will support the development programs of SPONSOR and Cerecor in the LICENSED FIELD by providing analyses, research reports and reviews of documents required for regulatory submissions such as OOPD, PRDD, IND, NDS/BLA/MAA as agreed by SPONSOR and CHOP.
8.If requested by SPONSOR in writing, CAG/CHOP will reasonably assist with data analysis of data generated for SPONSOR or Cerecor by third-party vendors using CAG/CHOP samples in the LICENSED FIELD.
9.CAG/CHOP will provide SPONSOR with non-confidential information that CAG/CHOP has access to, is not restricted from sharing and believes is relevant to the activities conducted hereunder in the LICENSED FIELD.